SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403

New York, New York 10017

(Address and zip code of

principal executive offices)

Registrant's telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of New York Mortgage Trust, Inc. (the “Company”) approved discretionary cash incentive bonuses for 2011 to each of Steven R. Mumma, the Company's Chief Executive Officer and President, and Nathan R. Reese, the Company's Vice President and Secretary. The Compensation Committee did not adopt a formal performance bonus plan for the 2011 fiscal year. Pursuant to the discretionary bonuses approved by the Compensation Committee, Mr. Mumma received $350,000 and Mr. Reese received $100,000 in cash incentive bonus for 2011. In addition, the Compensation Committee approved a grant of 20,804 shares of restricted stock to Mr. Mumma and 1,387 shares of restricted stock to Mr. Reese (the “Stock Awards”) pursuant to the Company's 2010 Stock Incentive Plan (the “2010 Plan”), one-third of which will become fully vested and non-forfeitable on each of the first, second and third anniversaries of the date of grant. Except as set forth in the immediately preceding sentence, the Stock Awards are subject to the terms and conditions of the 2010 Plan and the restricted stock award agreement for Company employees, a form of which was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: March 16, 2012	By:	/s/ Steven R. Mumma
Steven R. Mumma Chief Executive Officer and President